EXHIBIT 1

                  OLD KENT FINANCIAL CORPORATION

                         Debt Securities

                        PURCHASE AGREEMENT

                                                 November 8, 1995

CS FIRST BOSTON CORPORATION
DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
KEEFE, BRUYETTE & WOODS, INC.
c/o  CS First Boston Corporation
    55 East 52nd Street
    New York, New York  10055

Dear Sirs:

         Old Kent Financial Corporation, a Michigan corporation (the "Company"), proposes to issue and sell up to $150,000,000 aggregate principal amount of its senior debt securities (the "Senior Debt Securities"), its subordinated debt securities (the "Subordinated Debt Securities") and its convertible subordinated debt securities (the "Convertible Subordinated Debt Securities," and together with the Senior Debt Securities and the Subordinated Debt Securities, the "Securities") in one or more offerings on terms determined at the time of sale. The Senior Debt Securities will be issued under an indenture to be dated on or prior to the issuance of any Senior Debt Securities thereunder (the "Senior Indenture") between the Company and Bankers Trust Company, as trustee. The Subordinated Debt Securities and the Convertible Subordinated Debt Securities will be issued under an indenture dated as of November 1, 1995 (the "Subordinated Indenture," and together with the Senior Indenture, the "Indentures"), between the Company and Bankers Trust Company, as trustee. Bankers Trust Company, in its capacity as trustee under the Senior Indenture and the Subordinated Indenture, is hereafter referred to as the "Trustee." Each series of Securities may vary as to rank, aggregate principal amount, issue date, maturity date, currency, interest rate or formula and timing of payments thereof, any redemption or repayment provisions, any sinking fund requirements, any conversion provisions and any other variable terms as the applicable Indenture contemplates may be set forth in the Securities issued from time to time. As used herein, "you" and "your," unless the context otherwise requires, shall mean the party or parties, if any, to whom this Agreement is addressed as are named in the applicable Terms Agreement and such additional parties, if any, as may be specifically named in such Terms Agreement as co-managers with respect to Securities being sold pursuant to such Terms Agreement.
         Offerings of Securities may be made through one or more of you or through an underwriting syndicate managed by one or more of you. If the Company determines to make an offering of Securities through one or more of you or through an underwriting syndicate managed by one or more of you, the Company will enter into an agreement (the "Terms Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, one or more of you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the "Underwriters," which term shall include you whether acting alone in the sale of such Securities or as members of an underwriting syndicate). The Terms Agreement relating to each offering of Securities shall specify the principal amount of Securities to be initially issued (the "Initial Offered Securities") and their terms not otherwise specified in the applicable Indenture, the names of the Underwriters participating in such offering (subject to substitution as provided in Section
10 hereof), the principal amount of Initial Offered Securities which each such Underwriter severally agrees to purchase, the names of such of you or such other Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Initial Offered Securities are to be purchased by the Underwriters from the Company, the initial public offering price (if such Initial Offered Securities are to be offered on a fixed price basis) and the form, time and place of delivery and payment. In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Securities to cover over-allotments, if any, and the principal amount of Securities subject to such option
(the "Option Securities"). As used herein, the term "Offered Securities" shall include the Initial Offered Securities and all or any portion of the Option Securities, if any. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of the Offered Securities through one or more of you or through an underwriting syndicate managed by one or more of you will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of the Offered Securities.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-46205) relating to the Securities and pre-effective amendment no. 1 thereto, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto as may have been required to the date hereof. Such

                       -2-
registration statement (as amended) has been declared effective by the Commission, and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement, on the one hand, and the prospectus, as supplemented by the prospectus supplement relating to the sale of the Offered Securities (the "Prospectus Supplement"), on the other hand, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively; provided, however, that a Prospectus supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of the Offered Securities to which it relates.


    SECTION 1.  REPRESENTATIONS AND WARRANTIES.

         (a) The Company represents and warrants to each of you as of the date hereof, and to each Underwriter named in a Terms Agreement as of the date thereof (such latter date, which shall pertain only to the Offered
    Securities being sold pursuant to such Terms Agreement, being hereinafter referred to as the "Representation
    Date"), as follows:

              (i)  The Registration Statement and the
         Prospectus, at the time the Registration Statement became effective and as of the applicable
         Representation Date, complied in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder (the "1933
         Act Regulations") and the 1939 Act; and the Registration Statement, at the time it became effective and as of the applicable Representation
         Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the

                       -3-
         Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by you expressly for use in the Registration Statement or the Prospectus or to that part of the Registration Statement which shall constitute the Trustee's Statement of Eligibility under the 1939 Act on Form T-1.

              (ii) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied, and will comply, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act
         (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (iii)  The accountants who certified the
         financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

              (iv) The financial statements incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified; except as otherwise stated therein or in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a substantially consistent basis; and the supporting schedules included in the Registration Statement and the Prospectus present fairly the information required to be stated therein.

              (v)  Since the respective dates as of which
         information is given in the Registration Statement and the Prospectus, except as otherwise stated

                       -4-
         therein, (1) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (2) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, and (3) except for regular dividends on the Company's
         Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration
         Statement and the Prospectus; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the
         "Bank Holding Company Act"); and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                (vii)   Each subsidiary of the Company (1)
         in the case of banking subsidiaries, is duly organized as either a national banking association or a Michigan or Illinois banking corporation and is validly existing and in good standing under the laws of the United States, the State of Michigan or the State of Illinois (although in some cases under different names), as the case may be, and
         (2) in the case of non-banking subsidiaries, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and each of the Company's subsidiaries has full power and authority to own, lease and operate its properties

                       -5-
         and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, subject, in the case of the national banking associations, to the provisions of Section 55 of Title 12 of the United States Code, and, in the case of the Michigan banking corporations, to the provisions of Section 201 of the Michigan Banking
         Code of 1969, and, in the case of the Illinois banking corporations, to the provisions of the Illinois Banking Act, as amended; and, except for directors' qualifying shares, the capital stock of each such subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any pledge, lien, encumbrance, claim or equity.

               (viii)   If the Prospectus contains a
         "Capitalization" section or if such information is contained elsewhere in the Prospectus, the authorized, issued and outstanding capital stock of the Company is as set forth therein (except for subsequent issuances, if any, pursuant to reservations or agreements referred to in the Prospectus or pursuant to any employee stock option, stock ownership or dividend reinvestment plan); and the shares of issued and outstanding
         Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and conform to all statements relating thereto contained in the Prospectus.

              (ix) The Securities have been duly authorized for issuance and sale pursuant to this Agreement
         (or will have been so authorized for issuance and sale prior to each issuance of Securities) and when issued, authenticated and delivered pursuant to the provisions of this Agreement, the

                       -6-
         applicable Terms Agreement and the applicable
         Indenture against payment of the consideration therefor specified in such Terms Agreement, the Securities will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles, and will be entitled to the benefits of the applicable Indenture; and the Securities and the applicable Indenture conform in all material respects to all statements relating thereto contained in the Prospectus.

              (x)  If applicable, the shares of Common
         Stock issuable upon conversion of any issue of Convertible Subordinated Debt Securities will have been, at each Representation Date, duly and validly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be duly and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon such conversion will not be subject to preemptive rights.

              (xi) Neither the Company nor any of its
         subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument which is material to the Company and its subsidiaries considered as one enterprise and to which it is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its subsidiaries is subject; and the execution, delivery and performance of this Agreement, each Terms
         Agreement and the Indentures by the Company, and the consummation by the Company of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan

                       -7-
         agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or bylaws of the Company or, to the knowledge of the Company, any applicable law, administrative regulation or administrative or court decree.

                (xii)   There is no action, suit or
         proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, business or prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets of the Company and its subsidiaries considered as one enterprise or which might materially and adversely affect the consummation of this Agreement or any Terms Agreement; all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or of which any of their properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company or any such subsidiary, are, considered in the aggregate, not material to the Company and its subsidiaries considered as one enterprise; and there are no material contracts or documents of the Company or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed or incorporated by reference.

               (xiii)   The Company and its subsidiaries
         own or possess, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is

                       -8-
         otherwise aware of any infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, would result in any material adverse change in the financial condition, income, business or operations of the Company and its subsidiaries considered as one enterprise.

                (xiv)   No authorization, approval,
         consent, order or decree of any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under the 1933 Act, the 1933 Act
         Regulations or the 1939 Act, which have been obtained, or as may be required under state securities laws.

              (xv) The Company and its subsidiaries possess all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their properties and to carry on their businesses as presently conducted, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit, which, singly or in the aggregate, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                (xvi)   This Agreement has been, and, at
         each Representation Date, the applicable Terms
         Agreement will have been, duly executed and delivered by the Company.

              Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters in connection with an offering of the Offered Securities shall be deemed a representation and warranty by the Company to each Underwriter participating in each offering as to the matters covered thereby.




                       -9-
    SECTION 2.  PURCHASE AND SALE.

         (a) The several commitments of the Underwriters to purchase Offered Securities pursuant to any Terms
    Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

         (b)  In addition, on the basis of the
    representations and warranties herein contained and subject to the terms and condition herein set forth, the Company may grant, if so provided in the Terms
    Agreement relating to any Offered Securities, an option to the Underwriters, named in such Terms Agreement, severally and not jointly, to purchase up to the principal amount of Option Securities set forth therein at the same price as is applicable to the Initial
    Offered Securities. Such option, if granted, will expire 30 days after the Representation Date relating to the Offered Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Offered Securities upon notice by you to the Company setting forth the principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by you, but shall not be later than 7 full business days and not earlier than 2 full business days after the exercise of said option, nor in any event prior to Closing Time (as hereinafter defined), unless otherwise agreed upon by you and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the aggregate principal amount of Option
    Securities then being purchased which the principal amount of the Initial Offered Securities each such Underwriter has agreed to purchase as set forth in the related Terms Agreement bears to the aggregate principal amount of the Initial Offered Securities, subject to such adjustments as you in your discretion shall make to eliminate any sales or purchases of fractional Securities.

         (c)  Payment of the purchase price for, and
    delivery of, the Initial Offered Securities to be

                      -10-
    purchased by the Underwriters shall be made at the offices of Brown & Wood, One World Trade Center, New
    York, New York 10048, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M., New York City time, on the fifth business day (unless postponed in accordance with the provisions of Section
    10) following the date of the applicable Terms
    Agreement or at such other time and date as shall be agreed upon by you and the Company (each such time and date being hereinafter referred to as a "Closing
    Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices of Brown & Wood, or at such other place as shall be agreed upon by you and the Company on each Date of Delivery as specified in the notice from you to the Company. Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company against delivery to you for the respective accounts of the Underwriters of the Offered Securities to be purchased by them. Such Offered Securities shall be in such denominations and registered in such names as you may request in writing at least 2 business days prior to the applicable Closing Time or Date of Delivery, as the case may be. Such Offered Securities, which may be a temporary form, will be made available for examination and packaging by you on or before the first business day prior to Closing Time or Date of Delivery, as the case may be.

    SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each of you, and with each Underwriter participating in any applicable offering of Offered Securities, as follows:

         (a) Immediately following the execution of each Terms Agreement, the Company will prepare a Prospectus
    Supplement setting forth the principal amount of Initial Offered Securities covered thereby, the terms of such Initial Offered Securities not otherwise specified in the applicable Indenture, the names of the Underwriters participating in the offering and the principal amount of Initial Offered Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Initial Offered
    Securities are to be purchased by the Underwriters from

                      -11-
    the Company, the initial public offering price (if such Initial Offered Securities are to be offered on a fixed price basis), the selling concession and reallowances, if any, the existence and amount of any over-allotment option, and such other information as you and the Company deem appropriate in connection with the offering of the Offered Securities. The Company will promptly transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 of the 1933
    Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus as you shall reasonably request.

         (b)  The Company will notify each of you
    immediately and confirm the notice in writing, of (i) the effectiveness of the Registration Statement and any post-effective amendment thereto, (ii) the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration
    Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The
    Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (c)  The Company will give you notice of its
    intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus, and will furnish you with copies of any such amendment or supplement or other document a reasonable amount of time prior to such proposed filing or use and will not file any such amendment or supplement or other document or use any such Prospectus to which you or counsel to the Underwriters shall object.

         (d)  The Company will deliver to you as many
    signed copies of the Registration Statement as originally filed and of each amendment thereto
    (including exhibits filed therewith or incorporated by reference therein) as you may reasonably request and will also deliver to each of you a conformed copy of

                      -12-
    the Registration Statement and of each amendment thereto for each of the Underwriters.

         (e)  If at any time when the Prospectus is
    required by the 1933 Act to be delivered in connection with sales of Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of your counsel or counsel to the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission to make the Registration Statement comply with such requirements.

         (f) The Company will endeavor, in cooperation with you, to qualify the Securities, and, if applicable, the Common Stock into which the Convertible
    Subordinated Debt Securities are convertible, for offering and sale under the applicable securities laws of such states and other jurisdictions of the United
    States as you may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities, and, if applicable, Common Stock, have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for as long as may be required for the distribution of the Securities. The Company will promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities or, if applicable, the related Common Stock, for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

         (g) The Company will make generally available to its security holders as soon as practicable, but not

                      -13-
    later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933
    Act Regulations) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

         (h)  The Company, during the period when the
    Prospectus is required to be delivered under the 1933
    Act, will file promptly all documents required to be filed with the Commission pursuant to the 1934 Act.

         (i)  Between the time any Terms Agreement is
    executed and the later of termination of any trading restrictions or the Closing Time with respect to the Securities covered thereby, the Company will not, without the prior written consent of such of you as may be named in such Terms Agreement, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any of its debt securities (other than commercial paper or similar instruments sold in the ordinary course of business) or, if such Terms Agreement relates to Convertible
    Subordinated Debt Securities that are convertible into Common Stock, any Common Stock or any security convertible into Common Stock (except for Common Stock issued pursuant to reservations or agreements referred to in the Prospectus or pursuant to any employee stock option, stock ownership or dividend reinvestment plan).


    SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement and each Terms Agreement, including (a) the filing of the Registration Statement as originally filed and of each amendment thereto, (b) the printing of this Agreement and each Terms Agreement, (c) the preparation, issuance and delivery of the Securities and the Indentures to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants,
(e) the qualification of the Securities and, if applicable, the related Common Stock, under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any Legal Investment Survey, (f) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and all amendments thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (g) the reproduction

                      -14-
and delivery to the Underwriters of copies of the Indentures and the Blue Sky Survey and any Legal Investment Survey, (h) the fees of nationally recognized securities rating agencies, (i) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (j) the fees and expenses, if any, incurred in connection with any listing of the Securities and the Common Stock issuable upon conversion of any Convertible Subordinated Debt Securities and
(k) the fees and expenses of any depositary and the issuance of the Securities in book-entry form, if applicable.

         If a Terms Agreement is terminated by such of you as are named therein in accordance with the provisions of Section 5 or Section 9(a) hereof, the Company shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for such Underwriters.

    SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase Offered Securities pursuant to any Terms Agreement are subject to the accuracy of the representations and warranties of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder, and to the following further conditions:

         (a) At the applicable Closing Time, (i) no stop order suspending the effectiveness of the Registration
    Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) the rating assigned by any nationally recognized securities rating agency to any debt securities or preferred stock of the Company as of the date of the applicable Terms Agreement shall not have been lowered since the execution of such Terms
    Agreement nor shall any such rating agency have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities or preferred stock of the Company and (iii) there shall not have come to the attention of such of you as may be named in the applicable Terms Agreement any facts that would reasonably cause such of you to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Offered Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the


                      -15-
    statements therein, in light of the circumstances existing at such time, not misleading.

         (b) At the applicable Closing Time, you shall have received:

              (i)  The favorable opinion, dated as of the
         applicable Closing Time, of Warner Norcross & Judd
         LLP, counsel for the Company, in form and substance satisfactory to such of you as may be named in the applicable Terms Agreement to the effect that:

                   (1)  The Company has been duly
              incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan.

                   (2)  The Company is duly registered as a
              bank holding company under the Bank Holding
              Company Act and has corporate power and
              authority to own, lease and operate its
              properties and to conduct its business as described in the Registration Statement and the Prospectus.

                   (3)  To the best of their knowledge and
              information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                   (4)  Each of the Company's banking
              subsidiaries is duly organized, validly
              existing and in good standing either as a national banking association under the laws of the United States, as a Michigan banking corporation under the Michigan Banking Code of 1969, as amended, or as a Illinois banking corporation under the Illinois Banking Act, as amended, as the case may be, and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and

                      -16-
              the Prospectus; all of the issued and
              outstanding capital stock of Old Kent Bank, a Michigan banking corporation and subsidiary of the Company ("Old Kent Bank"), has been duly authorized and validly issued and is fully paid and non-assessable, subject to the provisions of Section 201 of the Michigan
              Banking Code of 1969; to the best of their knowledge and information, all of the issued and outstanding capital stock of each such banking subsidiary other than Old Kent Bank has been duly authorized and validly issued and is fully paid and non-assessable, subject, in the case of the national banking associations, to the provisions of Section 55 of Title 12 of the United States Code, and, in the case of the Michigan banking corporations, to the provisions of Section
              201 of the Michigan Banking Code of 1969, and, in the case of the Illinois banking corporation to the provisions of the Illinois
              Banking Act, as amended; and, to the best of their knowledge and information, all of the capital stock of such banking subsidiaries is owned by the Company free and clear of any pledge, lien, encumbrance, claim or equity.

                   (5)  If the Prospectus contains a
              "Capitalization" section of if such
              information is contained elsewhere in the Prospectus, the authorized, issued and outstanding capital stock of the Company is as set forth therein (except for subsequent issuances, if any, pursuant to reservations or agreements referred to in the Prospectus or pursuant to any employee stock option, stock ownership or dividend reinvestment plan); and, to the best of their knowledge and information, shares of issued and outstanding Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and conform to all statements relating thereto contained in the Prospectus.

                   (6)  The applicable Indenture has been
              duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms,

                      -17-
              except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights or by general equity principles.

                   (7)  The Offered Securities covered by
              the applicable Terms Agreement are in the form contemplated by the applicable Indenture and have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights or by general equity principles, and will be entitled to the benefits of the applicable
              Indenture.

                   (8)  The applicable Indenture and the
              Offered Securities covered by the applicable
              Terms Agreement conform in all material
              respects to the descriptions thereof in the Prospectus.

                   (9)  The applicable Indenture is duly
              qualified under the 1939 Act.

                   (10) With respect to Convertible
              Subordinated Debt Securities, the shares of Common Stock issuable upon conversion of the Convertible Subordinated Debt Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be duly and validly issued and will be fully paid and nonassessable, and the issuance of such shares upon such conversion will not be subject to preemptive rights.

                   (11) This Agreement and the applicable
              Terms Agreement have been duly authorized, executed and delivered by the Company.

                      -18-
                   (12) The Registration Statement is
              effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                   (13) At the time the Registration
              Statement became effective and as of the date of the applicable Terms Agreement, the Registration Statement (other than the financial statements and other financial and statistical data included or incorporated by reference therein and the Trustee's Statement of Eligibility on Form T-1, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the 1933 Act Regulations.

                   (14) Each document filed pursuant to the
              1934 Act (other than the financial statements and other financial and statistical data included or incorporated by reference therein, as to which no opinion need by rendered) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934
              Act and the 1934 Act Regulations.

                   (15) To the best of their knowledge and
              information, there are no legal or
              governmental proceedings pending or
              threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or to which any of their properties or assets is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company or any such subsidiary, are, considered in the aggregate, not believed to represent a substantial risk of a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business


                      -19-
              prospects of the Company and its subsidiaries considered as one enterprise.

                   (16) To the best of their knowledge and
              information, there are no contracts,
              indentures, mortgages, loan agreements,
              notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; the descriptions thereof or references thereto are correct; and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, or filed or incorporated by reference.

                   (17) No consent, approval, authorization
              or order of any court or governmental
              authority or agency is required in connection with the sale of the Offered Securities under this Agreement and the applicable Terms
              Agreement, except such as may be required under the 1933 Act, the 1939 Act or the 1933
              Act Regulations or state securities laws; and to the best of their knowledge and information, the execution and delivery of this Agreement, the applicable Terms
              Agreement and the applicable Indenture by the Company and the consummation by the Company of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument, material to the business affairs or business prospects of the Company or its subsidiaries considered as one enterprise, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the properties or assets of the Company or

                      -20-
              any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or bylaws of the Company or any applicable law, administrative regulation or administrative or court order or decree.

                   In rendering their opinion, such counsel may rely (without independent verification) on certificates of governmental officials and officers of the Company and such other evidence which counsel may reasonably deem necessary or desirable in rendering their opinion and which is of a character customarily relied upon in rendering such an opinion. Any officers' certificate shall be jointly addressed to Warner
         Norcross & Judd LLP, the Underwriters and counsel to the Underwriters. The Underwriters shall have the benefit of, and shall be entitled to rely upon, such certificates as representations of the Company. In addition, such counsel may rely, as to all matters of New York law, upon the opinion of Brown & Wood referred to in subsection (b)(ii) of this Section.

              (ii) The favorable opinion, dated as of the applicable Closing Time, of Brown & Wood, counsel for the Underwriters, with respect to the matters set forth in (1) and (6) to (13), inclusive, of subsection (b)(i) of this Section.

             (iii)   In giving their opinions required
         by subsections (b)(i) and (b)(ii), respectively, of this Section, Warner Norcross & Judd LLP and
         Brown & Wood shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration
         Statement (except for financial statements and other financial or statistical data included or incorporated by reference therein and for the Trustee's Statement of Eligibility on Form T-1, as to which such counsel need make no statement), at the time it became effective, or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or

                      -21-
         necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date of the applicable Terms
         Agreement or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) At the applicable Closing Time, there shall not have been, since the date of the applicable Terms
    Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the Chairman of the Board of Directors, the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be complied with or satisfied at or prior to such Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

         (d)  At the time of execution of the applicable
    Terms Agreement and at the applicable Closing Time, you shall have received from Arthur Andersen LLP, or such other nationally recognized independent certified public accountants as may be satisfactory to you, a letter dated such date, in form and substance satisfactory to you, to the effect that (i) they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) in their opinion the consolidated financial statements and supporting schedules audited by them and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material

                      -22-
    respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations; (iii) based upon the limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (1) any material modifications should be made to the unaudited consolidated financial statements and supporting schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus for them to be in conformity with generally accepted accounting principles, (2) the unaudited consolidated financial statements and supporting schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations, or (3) at a specified date not more than 5 days prior to the date of such letter, there has been any change in the capital stock (other than by reason of shares issued pursuant to reservations or agreements referred to in the Prospectus or pursuant to any employee stock option, stock ownership or dividend reinvestment plan), any increase in the consolidated long term debt or any decrease in the consolidated shareholders' equity of the Company and its consolidated subsidiaries, in each case as compared with the amounts shown in the most recent balance sheet included or incorporated by reference in the Registration Statement and Prospectus or, during the period from a specified date not more than 5 days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in total revenues
    (interest income and non-interest income), net income, net interest income or net income per share of the Company and its subsidiaries except in all instances for changes, increases or decreases which the Registration Statement and Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company, are included in the Registration Statement and Prospectus and are specified by you and have found such amounts, percentages and financial information to be in


                      -23-
    agreement with the relevant accounting records of the Company and its subsidiaries identified in such letter.

         (e) At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriters.

         (f) In the event the Underwriters exercise the option, if any, provided in a Terms Agreement as set forth in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and you shall have received:

              (i)  A certificate, dated such Date of
         Delivery, of the Chairman of the Board of Directors, President and Chief Executive Officer or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, in their capacities as such, confirming that the certificate delivered at Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

              (ii) The favorable opinion of Warner Norcross
         & Judd LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by Section 5(b)(i) hereof.

             (iii)   The favorable opinion of Brown &
         Wood, counsel for the Underwriters, dated such Date of Delivery, relating to the Option
         Securities and otherwise substantially to the same


                      -24-
         effect as the opinion required by Section 5(b)(ii) hereof.

              (iv) A letter from the independent certified public accountants referred to in Section 5(d), in form and substance satisfactory to you and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to you pursuant to Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(f)(iv) shall be a date not more than 5 days prior to such Date of Delivery.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by such of you as may be named in such Terms Agreement by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.


    SECTION 6.  INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section
    15 of the 1933 Act as follows:

              (i)  against any and all loss, liability,
         claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation

                      -25-
         or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

             (iii)  against any and all expense
         whatsoever, as incurred (including, the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

    provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage, or expense to the extent arising out of any untrue statement or omission or such alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (b)  Each Underwriter severally agrees to
    indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration
    Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933
    Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).


                      -26-

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement.
    An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

    SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters of each offering of Offered Securities shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters in respect of such offering, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus in respect of such offering bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

    SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or any Terms Agreement or contained in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of

                      -27-
any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Securities to the Underwriters.

    SECTION 9. TERMINATION OF AGREEMENT. This Agreement may be terminated for any reason at any time by either the Company or you upon the giving of 30 days' written notice of such termination to the other parties hereto. Such of you as may be named in any Terms Agreement may also terminate such Terms Agreement, immediately upon notice to the Company, at any time at or prior to the applicable Closing Time, if (a) there shall have been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (b) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the reasonable judgment of such of you as are named in such Terms Agreement, impracticable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities, or (c) trading in the Common Stock of the Company shall have been suspended by the Commission or a national securities exchange or any over-the-counter market, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said Exchanges or in such market or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Michigan authorities, or
(d) the rating assigned by any nationally recognized securities rating agency to any debt securities or preferred stock of the Company as of the time any applicable Terms Agreement was entered into shall have been lowered since that time or if any such rating agency shall have publicly announced that it has under surveillance or review with possible negative implications, its rating of any debt securities or preferred stock of the Company. In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Securities shall remain in effect so long as any Underwriter owns any such Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(h), the provisions of Section 4, the indemnity agreement set forth in
Section 6, the contribution provisions set forth in Section 7 and the provisions of Sections 8 and 13 shall remain in effect.


                      -28-
    SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters participating in an offering of Offered Securities shall fail at the applicable Closing Time to purchase the Offered Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then such of you as are named therein shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, during such 24 hours you shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

         (a)  if the aggregate principal amount of
    Defaulted Securities does not exceed 10% of the aggregate principal amount of Offered Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b)  if the aggregate principal amount of
    Defaulted Securities exceeds 10% of the aggregate principal amount of Offered Securities to be purchased pursuant to such Terms Agreement, the applicable Terms
    Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

         In the event of any such default by any Underwriter or Underwriters as set forth in this Section, either you or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding 7 days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

    SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you at the address set forth above or, in respect of any Terms Agreement, to such other person and place, if any, as may be specified therein; and notices to the Company shall be directed to it at One Vandenberg Center, Grand Rapids, Michigan 49503,

                      -29-
attention of Richard W. Wroten, Executive Vice President and
Chief Financial Officer, with a copy to Warner Norcross & Judd
LLP, 111 Lyon Street, N.W., 900 Old Kent Building, Grand Rapids,
Michigan 49503, attention of Gordon R. Lewis, Esq.

    SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon you and the Company and any Underwriter who becomes a party to a Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or a Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or a Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

    SECTION 13.  GOVERNING LAW.  This Agreement and each Terms
Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.






















                      -30-
         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between you and the Company in accordance with its terms.


                             Very truly yours,

                             OLD KENT FINANCIAL CORPORATION


                             By:_______________________________
                                Title:



CONFIRMED AND ACCEPTED
  as of the date first above written:


CS FIRST BOSTON CORPORATION


By:______________________________________


DONALDSON, LUFKIN & JENRETTE SECURITIES
            CORPORATION


By:______________________________________


KEEFE, BRUYETTE & WOODS, INC.


By:______________________________________













                      -31-
                                                        Exhibit A



                  OLD KENT FINANCIAL CORPORATION

                       [Title of Security]

                         TERMS AGREEMENT

                                       Dated:           , 19


To: Old Kent Financial Corporation
    One Vandenberg Center
    Grand Rapids, Michigan  49503

Re: Purchase Agreement dated November 8, 1995.


    We understand that Old Kent Financial Corporation (the "Company") proposes to issue and sell $__________ aggregate principal amount of its [Title of Security] (the "[Initial] Offered Securities"). The Underwriters named below, severally and not jointly, offer to purchase, subject to the terms and provisions of the above referenced Purchase Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of [Initial] Offered Securities set forth opposite its name[, and a proportionate share of Option Securities, to the extent any are purchased].

                                  Principal Amount of
                                  [Senior] [Subordinated]
                                  [Convertible Subordinated]
    UNDERWRITER                   DEBT SECURITIES




                                       _______________
                   Total..........     $


    The [Initial] Offered Securities shall have the following terms:

Title:
Rank:  [Senior] [Subordinated]
Current ratings:
Interest rate or formula:
Interest Payment Dates:
                       -1-
Regular Record Dates:
Stated Maturity Date:
Redemption/repayment provisions:
Sinking fund requirements:
Conversion provisions:
Additional co-managers:
[Public offering price:      %, plus accrued interest or
                             amortized original issue discount,
                             if any, from ________, 19__]
Purchase price:         %, plus accrued interest or amortized
                        original issue discount, if any, from
                        __________, 19__ (payable in [next]
                        [same] day funds)
Number of Option Securities:
Other terms and conditions:
Closing date and location:


    Please accept this offer no later than _______[A.][P.]M., New York City time, on ____________ by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.


                        [Managing Underwriters]


                        By:  [Lead Managing Underwriter]


                        By:____________________________________
                                  Authorized Signatory

                        Acting on behalf of themselves and
                        the other named Underwriters



Accepted:

OLD KENT FINANCIAL CORPORATION


By:_______________________________







                       -2-